Contact:

David D. Sgro
Chief Financial Officer

Trio Merger Corp.

212-319-7676

FOR IMMEDIATE RELEASE

TRIO MERGER CORP. ANNOUNCES LISTING ON NASDAQ

New York, NY, March 29, 2012 – Trio Merger Corp. (NASDAQ: TRIO; OTCBB: TMRGW) (the “Company”) announced today that its application to list its common stock on the NASDAQ Capital Market has been approved by NASDAQ. The Company’s common stock will now trade on NASDAQ under the symbol TRIO and will cease trading on the Over-The-Counter Bulletin Board. The Company’s warrants will continue to be quoted on the Over-The-Counter Bulletin Board under the symbol TMRGW.

Trio Merger Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

# # #